Exhibit 10.43

                        2000 Declaration of Amendment to
                        --------------------------------
                             1996 Stock Option Plan
                             ----------------------

THIS 2000 DECLARATION OF AMENDMENT, made this 15th day of October, 2000, by Charles & Colvard, Ltd., formerly C3, Inc., a North Carolina corporation (the "Corporation"), to the 1996 Stock Option Plan of C3, Inc., as amended (the "Plan");

                                R E C I T A L S:

WHEREAS, it is deemed advisable to amend the Plan to extend the term of options granted under the Plan to the extent that a participant continues in service to the Corporation as an employee, director or independent contractor, without regard to a change in status from employee to service provider, in order to encourage such participants to continue in the service of the Corporation, and thus to promote the best interests of the Corporation and its shareholders; and

WHEREAS, the Corporation desires to evidence such amendments by this Declaration of Amendment;

NOW, THEREFORE, IT IS DECLARED that, effective as of the date hereof, the Plan shall be and hereby is amended as follows:

         1. Amendment to Paragraphs 7(c) and 7(d). Paragraphs 7(c) and 7(d) of the Plan are hereby amended by deleting Paragraphs 7(c) and 7(d) and inserting the following in lieu thereof:

              "(c) Unless an individual agreement provides otherwise, no option granted to an optionee who was an employee at the time of grant shall be exercised unless the optionee is, at the time of exercise, an employee of or in service as described in Paragraph 5(a), and has been an employee or in service continuously since the date the Option was granted, subject to the following:

                    (i) An option shall not be affected by any change in the
              terms, conditions or status of the optionee's employment or service, provided that the optionee continues to be an employee of, or in service to, the Corporation or a related corporation.

                    (ii) The employment or service relationship of an optionee shall be treated as continuing intact for any period that the optionee is on military or sick leave or other bona fide leave of absence, provided that the period of such leave does not exceed ninety days, or, if longer, as long as the optionee's right to reemployment or service is guaranteed either by statute or by contract. The employment or service relationship of an optionee shall also be treated as continuing intact while the optionee is not in active service because of disability. For purposes of this Paragraph 7(c)(ii), "disability" shall mean the inability of the optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than twelve months. The Board shall determine whether an optionee is disabled within the meaning of this paragraph.

                    (iii) If the employment or service of an optionee is
              terminated because of disability within the meaning of subparagraph (ii), or if the optionee dies while he is an employee or in service or dies after the termination of his employment or service because of disability, the option may be exercised only to the extent exercisable on the date of the optionee's termination of employment or service or death while employed or in service (the "termination date"), except that the Board may in its discretion accelerate the date for exercising all or any part of the option which was not otherwise exercisable on the termination date. The option must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable: (A) the close of the period of twelve months next succeeding the termination date (or such other period as may be determined by the Board); or (B) the close of the option period. In the event of the optionee's death, such option shall be exercisable by such person or persons as shall have acquired the right to exercise the option by will or by the laws of intestate succession.

                    (iv) If the employment or service of the optionee is
              terminated for any reason other than disability (as defined in subparagraph (ii)) or death, his option may be exercised to the extent exercisable on the date of such termination of employment or service, except that the Board may in its discretion accelerate the date for exercising all or any part of the option which was not otherwise exercisable on such termination date. The option must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable: (A) the close of the period of 90 days next succeeding the termination date (or such other period as may be determined by the Board); or (B) the close of the option period. If the optionee dies following such termination of employment or service and prior to the earlier of the dates specified in (A) or (B) of this subparagraph (iv), the optionee shall be treated as having died while employed under subparagraph (iii) immediately preceding (treating for this purpose the optionee's date of termination of employment or service as the termination date). In the event of the optionee's death, such option shall be exercisable by such person or persons as shall have acquired the right to exercise the option by will or by the laws of intestate succession.

                    (v) Notwithstanding the foregoing, the Board shall have
              authority, in its discretion, to extend the period during which an option may be exercised.

                    (d) Unless an individual option agreement provides
              otherwise, an option granted to an optionee who was an independent contractor or a non-employee member of the Board (a "director") at the time of grant may be exercised only to the extent exercisable on the date of the optionee's termination of service or employment to the Corporation or a related corporation, and must be exercised, if at all, prior to the first to occur of the following, as applicable: (A) the close of the period of 90 days next succeeding the termination date (or such other period as may be determined by the Board), or
              (B) the close of the option period; provided, however, that if the individual's service or employment is terminated because of death, the option shall be exercisable by such person or persons who shall have acquired the right to exercise the option by will or the laws of intestate succession, and such option shall be exercisable at any time prior to the earlier of: (A) the close of the period ending twelve months after the death of the director (or such other period as may be determined by the Board), or (B) the close of the option period. Notwithstanding the foregoing, the Board may in its discretion accelerate the date for exercising all or any part of an option which was not otherwise exercisable on the termination date or extend the period during which an option may be exercised, or both."

         2. Continued Effect. Except as set forth herein, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, this Declaration of Amendment is executed on behalf of Charles & Colvard, Ltd., as the day and year first above written.

                                 CHARLES & COLVARD, LTD.


                                 By:               /s/Robert S. Thomas
                                     ----------------------------------------
                                 Name:             Robert S. Thomas
                                       --------------------------------------
                                 Title:            President & CEO
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ATTEST:


    /s/Earl R. Hines
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Secretary

[Corporate Seal]